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                                                                                                                        Exhibit M
Metris Receivables, Inc.                                                   Metris Master Trust                     Monthly Report
Securityholders' Statement                                                    Series 1999-1                              Oct-2001
Section 5.2                                                                     Class A           Class B                Total
(i) Security Amount ..................................................       500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                 0.00                --                  0.00
(iii) Security Interest Distributed ..................................         1,132,812.50                --          1,132,812.50
(iv) Principal Collections ...........................................        22,902,229.83      2,265,055.72         25,167,285.55
(v) Finance Charge Collections .......................................        11,083,656.39      1,096,185.79         12,179,842.18
       Recoveries ....................................................           170,683.67         16,880.80            187,564.47
       Principal Funding Account Investment Earnings .................                 0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                 0.00              0.00                  0.00
         Total Finance Charge Collections ............................        11,254,340.06      1,113,066.59         12,367,406.65
Total Collections ....................................................        34,156,569.89      3,378,122.31         37,534,692.20
             (vi) Aggregate Amount of Principal Receivables ..........                   --                --      8,279,041,393.25
       Invested Amount (End of Month) ................................       500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................            6.0393465%        0.5972980%            6.6366446%
       Fixed/Floating Allocation Percentage ..........................            6.0393465%        0.5972980%            6.6366446%
       Invested Amount (Beginning of Month) ..........................       500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                   --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                   --             85.54%     7,475,393,133.90
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                   --              5.89%       515,061,233.09
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                   --              2.49%       217,713,939.52
       90 Days and Over (60+ Days Contractually Delinquent) ..........                   --              6.07%       530,452,424.47
Total Receivables ....................................................                   --            100.00%     8,738,620,730.98
                (viii) Aggregate Investor Default Amount .............                   --                --          5,675,426.38
         As a % of Average Daily Invested Amount
              (Annualized based on 365 days/year) ....................                   --                --                 12.16%
(ix) Charge-Offs .....................................................                 0.00              0.00                  0.00
(x) Servicing Fee ....................................................                   --                --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                   --                --                  0.00
(xii) Excess Funding Account Balance .................................                   --                --                  0.00
(xiii) New Accounts Added ............................................                   --                --               124,306
(xiv) Average Gross Portfolio Yield ..................................                   --                --                 26.50%
         Average Net Portfolio Yield .................................                   --                --                 14.34%
(xv) Minimum Base Rate ...............................................                   --                --                  4.81%
        Excess Spread ................................................                   --                --                  9.53%
(xvi) Principal Funding Account Balance ..............................                   --                --                  0.00
(xvii) Accumulation Shortfall ........................................                   --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                   --                --             June 2003
        Accumulation Period Length ...................................                   --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                   --                --                  0.00
        Required Reserve Account Amount ..............................                   --                --                  0.00
        Available Reserve Account Amount .............................                   --                --                  0.00
        Covered Amount ...............................................                   --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                   --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                   --                --                  0.00
(xxi) Policy Claim Amount ............................................                   --                --                  0.00

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